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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                              --------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            OMEGA PROTEIN CORPORATION
 -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

NEVADA                                                    76-0562134
-----------------------------------------       --------------------------------
(State of incorporation or organization)                (I.R.S. Employer
                                                       Identification No.)

1717 ST. JAMES PLACE, SUITE 550
HOUSTON, TEXAS                                               77056
-----------------------------------------       --------------------------------
(Address of principal executive offices)                   (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. | |

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. | |

Securities to be registered pursuant to Section 12(b) of the Act:

               Title of Each Class                        Name of Each Exchange on Which
               to be so Registered                        Each Class is to be Registered

               Common Stock, Par Value $.01               New York Stock Exchange
               Per Share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
 ------------------------------------------------------------------------------
                                (Title of Class)



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The class of capital stock to be registered is designated as Common Stock, par value $.01 per share. Information regarding such stock is incorporated by reference from "Description of Capital Stock" on pages 42 through 44 of the Registrant's preliminary prospectus included in Amendment No. 1 to the Registrant's registration statement on Form S-1 (File No. 333-44967) filed with the Securities and Exchange Commission on March 10, 1998 under the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS

        None Applicable



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                                   SIGNATURES



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                            OMEGA PROTEIN CORPORATION


                                 By:    /S/  Joseph L. von Rosenberg III
                                     -----------------------------------------
                                 Name: Joseph L. von Rosenberg III
                                 Title:  Chief Executive Officer and President


Dated: March 26, 1998